Exhibit 23

Consent of Independent Registered Public Accounting Firm.

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our Report, dated January 11, 2006, included in Beach First National Bancshares’s Annual Report, into the Form 10-KSB for the year ended December 31, 2005.

/s/ Elliott Davis, LLC
Elliott Davis, LLC
March 21, 2006
Columbia, South Carolina